UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2014

EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 5, 2014, the Board of Trustees (the "Board") of EPR Properties (the "Company") adopted an amendment to Article II, Section 8 of the Company's Amended and Restated Bylaws (the "Bylaws"), effective immediately upon adoption, to implement a majority vote standard for the election of trustees in uncontested trustee elections. In the case of contested trustee elections, trustees will continue to be elected by a plurality vote.
The foregoing description of the amendment to the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to the amendment to the Bylaws, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.
Item 8.01.    Other Events.
In connection with the adoption of the majority vote standard as described above, on December 5, 2014, the Board also adopted a Trustee Resignation Policy (the "Policy"). Under the Policy, any trustee nominee who receives a greater number of votes "withheld" or "against" his or her election than votes "for" such election (a "Majority Against Vote") must promptly tender his or her written offer of resignation to the Board following certification of the shareholder vote from the meeting at which the election occurred. The Policy will only apply to uncontested elections of trustees, which the Policy defines as any election in which the number of trustee nominees for election does not exceed the number of trustees to be elected.
The Nominating and Company Governance Committee of the Board (the "Committee") will promptly consider the unsuccessful trustee nominee's offer of resignation and recommend to the Board whether to accept or reject it, or whether any other action should be taken. The Board will act on the Committee's recommendation within ninety (90) days following the certification of the shareholder vote pertaining to the election. In reaching their decision, the Committee and the Board may consider any factors they deem relevant, including: (i) the perceived reasons for the Majority Against Vote; (ii) the qualifications and tenure of the unsuccessful trustee nominee; (iii) the unsuccessful trustee nominee's past and expected future contributions to the Company; (iv) the overall composition of the Board and whether accepting the resignation would cause the Company to violate any applicable rule or regulation (including New York Stock Exchange listing standards and federal securities laws) or any of its material agreements; and (v) whether the resignation would be in the best interests of the Company and its shareholders.
In determining what action to recommend or take regarding the unsuccessful trustee nominee's resignation, each of the Committee and the Board may consider a range of alternatives as it deems appropriate, including: (i) accepting the resignation; (ii) rejecting the resignation; (iii) rejecting the resignation to allow the unsuccessful trustee nominee to remain on the Board but agreeing that the trustee will not be nominated for re-election to the Board at the next election of trustees; (iv) deferring acceptance of the resignation until the Board can find a replacement trustee with the necessary qualifications to fill the vacancy that accepting the resignation would create; or (v) deferring acceptance of the resignation if the unsuccessful trustee nominee can cure the underlying cause of the Majority Against Vote within a specified period of time (for example, if the Majority Against Vote were due to overboarding, by resigning from other company boards).
After the Board makes a formal decision on the Committee's recommendation, the Company will publicly disclose the action in a Form 8-K filed with the Securities and Exchange Commission within four business days of the decision. If the Board has determined to take any action other than acceptance of the resignation, the Form 8-K will also include the Board's rationale supporting its decision.
The foregoing description of the Policy does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Policy, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Number	Description

3.1	Amendment to Amended and Restated Bylaws of EPR Properties, effective December 5, 2014

99.1	EPR Properties Trustee Resignation Policy, adopted December 5, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Senior Vice President, Treasurer and Chief Financial Officer
Date: December 8, 2014

INDEX TO EXHIBITS

Number	Description

3.1	Amendment to Amended and Restated Bylaws of EPR Properties, effective December 5, 2014

99.1	EPR Properties Trustee Resignation Policy, adopted December 5, 2014